As filed with the Securities and Exchange Commission on January 13, 2015

Registration No. 333-201106

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

InfraREIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	6798	75-2952822
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1807 Ross Avenue, 4th Floor

Dallas, Texas 75201

(214) 855- 6700

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Benjamin D. Nelson

Senior Vice President and General Counsel

InfraREIT, Inc.

1807 Ross Avenue, 4th Floor

Dallas, Texas 75201

(214) 855- 6700

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Andrew M. Baker William D. Howell Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201-2980 (214) 953-6500	Michael A. Pucker Julian T.H. Kleindorfer Cathy A. Birkeland Latham & Watkins LLP 233 S. Wacker Drive Suite 5800 Chicago, Illinois 60606 (312) 876-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

InfraREIT, Inc. is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form S-11 (Registration No. 333-201106) (the “Registration Statement”) as an exhibits-only filing to file Exhibits 1.1, 2.1, 3.2, 3.3, 3.4, 4.1, 10.2, 10.36, 10.40-10.45 and 10.50 and to re-file Exhibit 10.5 and restate the list of exhibits set forth in Item 36 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions and the underwriter structuring fee) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE listing fee, the amounts set forth below are estimates.

SEC registration fee		$46,480
FINRA filing fee		$60,500
NYSE listing fee		*
Printing expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	To be filed by amendment.

Item 32. Sales to Special Parties.

See response to Item 33.

Item 33. Recent Sales of Unregistered Securities.

In connection with capital calls due November 23, 2010, January 5, 2011, April 14, 2011, January 11, 2012, June 28, 2012, September 14, 2012, December 13, 2012, January 25, 2013, May 22, 2013 and December 6, 2013, John Hancock Life Insurance Company (U.S.A.), Marubeni Corporation, OpTrust Infrastructure N.A. Inc. and Teachers Insurance and Annuity Association of America and other investors in InfraREIT, L.L.C.’s common shares made aggregate capital contributions of $373,214,090 in exchange for an aggregate of                      common shares. On each such date, InfraREIT, L.L.C. further contributed the additional equity investment to InfraREIT Partners, LP (the Operating Partnership) in exchange for an aggregate of 37,321,409 Class A OP Units of our Operating Partnership and the Operating Partnership issued an equivalent number of Class B OP Units to Hunt-InfraREIT.

On November 23, 2010, January 1, 2011, April 1, 2011, July 1, 2011, October 1, 2011, January 1, 2012, April 1, 2012, July 1, 2012, October 1, 2012, January 1, 2013, April 1, 2013, July 1, 2013, October 1, 2013, January 1, 2014, April 1, 2014, July 1, 2014 and October 1, 2014, the Operating Partnership issued an aggregate of                      Class A OP Units to Hunt-InfraREIT as capital account credits for deemed capital contributions having an aggregate value of approximately $113,623,623. In connection therewith, the Operating Partnership also issued an equivalent number of Class B OP Units to Hunt-InfraREIT. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contingent Consideration and Deemed Capital Contributions.”

On May 1, 2014, the Operating Partnership issued an aggregate of                  LTIP Units as equity incentive awards to certain of our independent directors, who did not pay any cash consideration for the LTIP Units.

The issuances of securities set forth above were made in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933.

In addition, InfraREIT, Inc. has irrevocably agreed to issue shares of common stock, Class A common stock, redeemable Class A common stock and Class C common stock and the Operating Partnership has irrevocably agreed to issue common units in connection with the Reorganization transactions described in the prospectus contained in this registration statement under the heading “Description of Our Capital Stock—Reorganization.” The issuances of such securities will be made in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933.

There were no underwriters employed in connection with any of the transactions described in this Item 33.

Item 34. Indemnification of Directors and Officers.

The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter and bylaws provide for indemnification of our officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received by such director or officer, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of our company who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party, or witness in, to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any predecessor of us or any entity acquired by us or any partnership controlled by us, or an “acquired entity,” or any predecessor to an acquired entity in any of the capacities described above and to any employee or agent of our company or any predecessor of us or of any acquired entity or any predecessor of an acquired entity.

We intend to enter into indemnification agreements with each of our directors and executive officers that will obligate us to indemnify and advance expenses to them to the maximum extent permitted by Maryland law. The indemnification agreements will provide that, if a director or executive officer is a party or is threatened to be made a party to or a witness in any proceeding by reason of his or her service as a director, officer, employee or agent of our company or as a director, officer, partner, managing member, manager, fiduciary, employee, agent or trustee of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at our request, we must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements will also require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied or preceded by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking, which may be unsecured, by the indemnitee or on his or her behalf to repay the amount paid if it shall ultimately be established that the standard of conduct has not been met.

The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

Item 35. Treatment of Proceeds from Stock Being Registered.

None of the proceeds of this offering will be credited to an account other than the appropriate capital share account.

Item 36. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement:

Number	Description

1.1	—	Form of Underwriting Agreement

2.1	—	Form of Merger and Transaction Agreement among InfraREIT, L.L.C., InfraREIT, Inc. and InfraREIT Partners, LP (which will become a subsidiary of the Registrant) (to be effective immediately following the completion of this offering)

3.1**	—	Articles of Incorporation of the Registrant

3.2	—	Articles of Amendment of the Registrant

3.3	—	Form of Articles of Amendment and Restatement of the Registrant (to be effective immediately prior to the completion of this offering)

3.4	—	Form of Articles of Restatement of the Registrant (to be effective approximately 33 days following the completion of this offering)

3.5**	—	Amended and Restated Bylaws of the Registrant

4.1	—	Form of Certificate of Common Stock of the Registrant

5.1*	—	Opinion of Venable LLP as to the legality of the securities being registered

8.1*	—	Opinion of Baker Botts L.L.P. relating to tax matters

10.1*	—	Form of Second Amended and Restated Agreement of Limited Partnership of InfraREIT Partners, LP (which will become a subsidiary of the Registrant) (to be effective upon the completion of this offering)

10.2	—	Form of Third Amended and Restated Agreement of Limited Partnership of InfraREIT Partners, LP (which will become a subsidiary of the Registrant) (to be effective approximately 33 days following the completion of this offering)

10.3**	—	Form of Third Amended and Restated Company Agreement of Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) (to be effective upon the completion of this offering)

10.4**	—	Form of Development Agreement, dated to be effective upon the closing of this offering, among the Registrant, InfraREIT Partners, LP (which will become a subsidiary of the Registrant), Hunt-InfraREIT, L.L.C. and Hunt Transmission Services, L.L.C.

10.5	—	Form of Management Agreement, dated to be effective upon the closing of this offering, among the Registrant, InfraREIT Partners, LP (which will become a subsidiary of the Registrant), Hunt-InfraREIT, L.L.C. and Hunt Utility Services, L.L.C.

10.6**	—	Form of Delegation Agreement, dated to be effective upon the closing of this offering, between the Registrant and Sharyland Utilities, L.P., delegating certain authority that Sharyland Utilities, L.P. holds as managing member of Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant)

10.7**	—	Third Amended and Restated Master System Lease Agreement (McAllen Lease), dated December 1, 2014, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.8*	—	Sixth Amended and Restated Rent Supplement (McAllen Lease), dated January 1, 2015, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.9**	—	Second Amended and Restated Lease Agreement (Stanton/Brady/Celeste Lease), dated December 1, 2014, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

Number	Description

10.10*	—	Sixth Amended and Restated Rent Supplement (Stanton/Brady/Celeste Lease), dated January 1, 2015, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.11**	—	Third Amended and Restated Lease Agreement (Stanton Transmission Loop Lease), dated December 1, 2014, between SDTS FERC, L.L.C. (which will become a subsidiary of the Registrant) and SU FERC, L.L.C.

10.12*	—	Fourth Amended and Restated Rent Supplement (Stanton Transmission Loop Lease), dated January 1, 2015, between SDTS FERC, L.L.C. (which will become a subsidiary of the Registrant) and SU FERC, L.L.C.

10.13**	—	Second Amended and Restated Lease Agreement (CREZ Lease), dated December 1, 2014, between Sharyland Projects, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.14*	—	Fourth Amended and Restated Rent Supplement (CREZ Lease), dated January 1, 2015, between Sharyland Projects, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.15**	—	Lease Agreement (ERCOT Transmission Lease), dated December 1, 2014, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.16*	—	Amended and Restated Rent Supplement (ERCOT Transmission Lease), dated January 1, 2015, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.17**	—	Third Amended and Restated Credit Agreement, dated December 10, 2014, among Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the registrant), the several lenders from time to time parties thereto and Royal Bank of Canada, as administrative agent

10.18**	—	Credit Agreement related to the CREZ project (“CREZ Credit Agreement”), dated June 20, 2011, among Sharyland Projects, L.L.C. (which will become a subsidiary of the registrant), the several lenders from time to time parties thereto and Société Generale, as administrative agent and collateral agent

10.19**	—	Amendment No. 1 and Omnibus Amendment, dated October 11, 2011, to the CREZ Credit Agreement

10.20**	—	Amendment No. 2 to CREZ Credit Agreement, and Omnibus Amendment, dated October 1, 2013, to the CREZ Credit Agreement

10.21**	—	Amendment No. 3, dated May 29, 2014, to the CREZ Credit Agreement

10.22**	—	Amendment No. 4 and Consent to Credit Agreement and Amendment No. 1 to Security Agreement, dated December 11, 2014, amending the CREZ Credit Agreement

10.23**	—	Credit Agreement, dated December 10, 2014, among InfraREIT Partners, LP (which will become a subsidiary of the registrant), Bank of America, N.A., as administrative agent and L/C issuer and the other lenders party thereto

10.24**	—	Amended and Restated Note Purchase Agreement, dated July 13, 2010 (the “2010 SDTS NPA”), between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the registrant) and The Prudential Insurance Company of America

10.25**	—	First Amendment, dated June 9, 2011, to the 2010 SDTS NPA

10.26**	—	Second Amendment, dated October 15, 2013, to the 2010 SDTS NPA

Number	Description

10.27**	—	Third Amendment, Direction and Waiver, dated December 10, 2014, to the 2010 SDTS NPA

10.28**	—	Amended and Restated Note Purchase Agreement, dated July 13, 2010 (the “TDC NPA”), among Transmission and Distribution Company, L.L.C. (which will become a subsidiary of the registrant), The Prudential Insurance Company of America, PRUCO Life Insurance Company and Prudential Retirement Insurance and Annuity Company

10.29**	—	First Amendment, dated June 9, 2011, to the TDC NPA

10.30**	—	Second Amendment, dated December 10, 2014, to the TDC NPA

10.31**	—	Amended and Restated Note Purchase Agreement, dated September 14, 2010 (the “2009 SDTS NPA”), among Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the registrant), The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company

10.32**	—	First Amendment, dated June 9, 2011, to the 2009 SDTS NPA

10.33**	—	Second Amendment, dated October 15, 2013, to the 2009 SDTS NPA

10.34**	—	Third Amendment, Direction and Waiver, dated December 10, 2014, to the 2009 SDTS NPA

10.35**	—	Form of Amended and Restated Registration Rights and Lock-Up Agreement, among the Registrant and each of the persons listed on Schedule A thereto (to be effective upon completion of this offering)

10.36	—	Form of Lock-Up Agreement, dated to be effective upon the closing of this offering, among the Registrant, InfraREIT Partners, LP (which will become a subsidiary of the Registrant), Hunt-InfraREIT, L.L.C. and Hunt Consolidated, Inc.

10.37**	—	License Agreement, dated November 23, 2010, between Hunt Utility Services, LLC (formerly known as Energy Infrastructure Alliance of America, L.L.C.), InfraREIT, L.L.C. (formerly known as Electric Infrastructure Alliance of America, L.L.C.) and InfraREIT Partners, LP (formerly known as Electric Infrastructure Alliance of America, L.P.) (which will become a subsidiary of the Registrant)

10.38**	—	Intellectual Property Assignment Agreement, dated December 1, 2014, between the Registrant and Hunt Utility Services, LLC

10.39*	—	Form of Director and Officer Indemnification Agreement

10.40	—	Form of Trust Share Purchase Agreement, dated to be effective immediately prior to the effectiveness of this registration statement, among the Registrant and Westwood Trust

10.41	—	Form of Structuring Fee Agreement, dated to be effective upon the closing of this offering, among the Registrant, InfraREIT Partners, LP (which will become a subsidiary of the Registrant) and Hunt-InfraREIT, L.L.C.

10.42	—	Form of Redemption Agreement, dated to be effective upon the closing of this offering, among the Registrant, InfraREIT Partners, LP (which will become a subsidiary of the Registrant) and Hunt-InfraREIT, L.L.C.

10.43	—	Form of Redemption Agreement, dated to be effective upon the closing of this offering, among the Registrant and InfraREIT Partners, LP (which will become a subsidiary of the Registrant)

10.44	—	Form of Unit Subscription Agreement, dated to be effective upon the closing of this offering, among the Registrant and MC Transmission Holdings, Inc.

Number	Description

10.45	—

Form of Release Agreement, dated to be effective upon the closing of this offering, among the

Registrant, InfraREIT, L.L.C., InfraREIT Partners, LP (which will become a subsidiary of the Registrant), Hunt Transmission Services, L.L.C., Marubeni Corporation, John Hancock Life Insurance Company (U.S.A.), OpTrust Infrastructure N.A. Inc., OpTrust N.A. Holdings Trust and Teachers Insurance and Annuity Association of America

10.46**	—	Promissory Note, dated November 20, 2014, between InfraREIT, Inc. and Hunt Consolidated, Inc.

10.47**	—	InfraREIT, Inc. 2015 Equity Incentive Plan

10.48*	—	Form of InfraREIT, Inc. Restricted Stock Unit Agreement

10.49*	—	Form of InfraREIT Partners, LP LTIP Unit Award Agreement

10.50	—	Form of InfraREIT, Inc. 2015 Non-Qualified Employee Stock Purchase Plan

21.1**	—	List of Subsidiaries of the Registrant

23.1**	—	Consent of KPMG LLP

23.2**	—	Consent of Ernst & Young LLP

23.3*	—	Consent of Venable LLP (contained in Exhibit 5.1)

23.4*	—	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)

24.1**	—	Powers of Attorney (included on the signature page of the initial filing of the Registration Statement)

*	To be filed by amendment.
**	Previously filed.

Item 37. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 13, 2015.

InfraREIT, Inc.

By:	/s/ David Campbell
Name: David Campbell Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on the 13th day of January, 2015.

Signature	Title

* W. Kirk Baker	Chairman of the Board of Directors

/s/ David Campbell David Campbell	President, Chief Executive Officer and Director (Principal Executive Officer)

* Brant Meleski	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

* Hunter L. Hunt	Director

* By:	/s/ David Campbell
David Campbell Attorney-in-Fact

INDEX TO EXHIBITS

Number	Description

1.1	—	Form of Underwriting Agreement

2.1	—	Form of Merger and Transaction Agreement among InfraREIT, L.L.C., InfraREIT, Inc. and InfraREIT Partners, LP (which will become a subsidiary of the Registrant) (to be effective immediately following the completion of this offering)

3.1**	—	Articles of Incorporation of the Registrant

3.2	—	Articles of Amendment of the Registrant

3.3	—	Form of Articles of Amendment and Restatement of the Registrant (to be effective immediately prior to the completion of this offering)

3.4	—	Form of Articles of Restatement of the Registrant (to be effective approximately 33 days following the completion of this offering)

3.5**	—	Amended and Restated Bylaws of the Registrant

4.1	—	Form of Certificate of Common Stock of the Registrant

5.1*	—	Opinion of Venable LLP as to the legality of the securities being registered

8.1*	—	Opinion of Baker Botts L.L.P. relating to tax matters

10.1*	—	Form of Second Amended and Restated Agreement of Limited Partnership of InfraREIT Partners, LP (which will become a subsidiary of the Registrant) (to be effective upon the completion of this offering)

10.2	—	Form of Third Amended and Restated Agreement of Limited Partnership of InfraREIT Partners, LP (which will become a subsidiary of the Registrant) (to be effective approximately 33 days following the completion of this offering)

10.3**	—	Form of Third Amended and Restated Company Agreement of Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) (to be effective upon the completion of this offering)

10.4**	—	Form of Development Agreement, dated to be effective upon the closing of this offering, among the Registrant, InfraREIT Partners, LP (which will become a subsidiary of the Registrant), Hunt-InfraREIT, L.L.C. and Hunt Transmission Services, L.L.C.

10.5	—	Form of Management Agreement, dated to be effective upon the closing of this offering, among the Registrant, InfraREIT Partners, LP (which will become a subsidiary of the Registrant), Hunt-InfraREIT, L.L.C. and Hunt Utility Services, L.L.C.

10.6**	—	Form of Delegation Agreement, dated to be effective upon the closing of this offering, between the Registrant and Sharyland Utilities, L.P., delegating certain authority that Sharyland Utilities, L.P. holds as managing member of Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant)

10.7**	—	Third Amended and Restated Master System Lease Agreement (McAllen Lease), dated December 1, 2014, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.8*	—	Sixth Amended and Restated Rent Supplement (McAllen Lease), dated January 1, 2015, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.9**	—	Second Amended and Restated Lease Agreement (Stanton/Brady/Celeste Lease), dated December 1, 2014, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

Number	Description

10.10*	—	Sixth Amended and Restated Rent Supplement (Stanton/Brady/Celeste Lease), dated January 1, 2015, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.11**	—	Third Amended and Restated Lease Agreement (Stanton Transmission Loop Lease), dated December 1, 2014, between SDTS FERC, L.L.C. (which will become a subsidiary of the Registrant) and SU FERC, L.L.C.

10.12*	—	Fourth Amended and Restated Rent Supplement (Stanton Transmission Loop Lease), dated January 1, 2015, between SDTS FERC, L.L.C. (which will become a subsidiary of the Registrant) and SU FERC, L.L.C.

10.13**	—	Second Amended and Restated Lease Agreement (CREZ Lease), dated December 1, 2014, between Sharyland Projects, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.14*	—	Fourth Amended and Restated Rent Supplement (CREZ Lease), dated January 1, 2015, between Sharyland Projects, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.15**	—	Lease Agreement (ERCOT Transmission Lease), dated December 1, 2014, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.16*	—	Amended and Restated Rent Supplement (ERCOT Transmission Lease), dated January 1, 2015, between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the Registrant) and Sharyland Utilities, L.P.

10.17**	—	Third Amended and Restated Credit Agreement, dated December 10, 2014, among Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the registrant), the several lenders from time to time parties thereto and Royal Bank of Canada, as administrative agent

10.18**	—	Credit Agreement related to the CREZ project (“CREZ Credit Agreement”), dated June 20, 2011, among Sharyland Projects, L.L.C. (which will become a subsidiary of the registrant), the several lenders from time to time parties thereto and Société Generale, as administrative agent and collateral agent

10.19**	—	Amendment No. 1 and Omnibus Amendment, dated October 11, 2011, to the CREZ Credit Agreement

10.20**	—	Amendment No. 2 to CREZ Credit Agreement, and Omnibus Amendment, dated October 1, 2013, to the CREZ Credit Agreement

10.21**	—	Amendment No. 3, dated May 29, 2014, to the CREZ Credit Agreement

10.22**	—	Amendment No. 4 and Consent to Credit Agreement and Amendment No. 1 to Security Agreement, dated December 11, 2014, amending the CREZ Credit Agreement

10.23**	—	Credit Agreement, dated December 10, 2014, among InfraREIT Partners, LP (which will become a subsidiary of the registrant), Bank of America, N.A., as administrative agent and L/C issuer and the other lenders party thereto

10.24**	—	Amended and Restated Note Purchase Agreement, dated July 13, 2010 (the “2010 SDTS NPA”), between Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the registrant) and The Prudential Insurance Company of America

10.25**	—	First Amendment, dated June 9, 2011, to the 2010 SDTS NPA

10.26**	—	Second Amendment, dated October 15, 2013, to the 2010 SDTS NPA

Number	Description

10.27**	—	Third Amendment, Direction and Waiver, dated December 10, 2014, to the 2010 SDTS NPA

10.28**	—	Amended and Restated Note Purchase Agreement, dated July 13, 2010 (the “TDC NPA”), among Transmission and Distribution Company, L.L.C. (which will become a subsidiary of the registrant), The Prudential Insurance Company of America, PRUCO Life Insurance Company and Prudential Retirement Insurance and Annuity Company

10.29**	—	First Amendment, dated June 9, 2011, to the TDC NPA

10.30**	—	Second Amendment, dated December 10, 2014, to the TDC NPA

10.31**	—	Amended and Restated Note Purchase Agreement, dated September 14, 2010 (the “2009 SDTS NPA”), among Sharyland Distribution & Transmission Services, L.L.C. (which will become a subsidiary of the registrant), The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company

10.32**	—	First Amendment, dated June 9, 2011, to the 2009 SDTS NPA

10.33**	—	Second Amendment, dated October 15, 2013, to the 2009 SDTS NPA

10.34**	—	Third Amendment, Direction and Waiver, dated December 10, 2014, to the 2009 SDTS NPA

10.35**	—	Form of Amended and Restated Registration Rights and Lock-Up Agreement, among the Registrant and each of the persons listed on Schedule A thereto (to be effective upon completion of this offering)

10.36	—	Form of Lock-Up Agreement, dated to be effective upon the closing of this offering, among the Registrant, InfraREIT Partners, LP (which will become a subsidiary of the Registrant), Hunt-InfraREIT, L.L.C. and Hunt Consolidated, Inc.

10.37**	—	License Agreement, dated November 23, 2010, between Hunt Utility Services, LLC (formerly known as Energy Infrastructure Alliance of America, L.L.C.), InfraREIT, L.L.C. (formerly known as Electric Infrastructure Alliance of America, L.L.C.) and InfraREIT Partners, LP (formerly known as Electric Infrastructure Alliance of America, L.P.) (which will become a subsidiary of the Registrant)

10.38**	—	Intellectual Property Assignment Agreement, dated December 1, 2014, between the Registrant and Hunt Utility Services, LLC

10.39*	—	Form of Director and Officer Indemnification Agreement

10.40	—	Form of Trust Share Purchase Agreement, dated to be effective upon the closing of this offering, among the Registrant and Westwood Trust

10.41	—	Form of Structuring Fee Agreement, dated to be effective immediately prior to the effectiveness of this registration statement, among the Registrant, InfraREIT Partners, LP (which will become a subsidiary of the Registrant) and Hunt-InfraREIT, L.L.C.

10.42	—	Form of Redemption Agreement, dated to be effective upon the closing of this offering, among the Registrant, InfraREIT Partners, LP (which will become a subsidiary of the Registrant) and Hunt-InfraREIT, L.L.C.

10.43	—	Form of Redemption Agreement, dated to be effective upon the closing of this offering, among the Registrant and InfraREIT Partners, LP (which will become a subsidiary of the Registrant)

10.44	—	Form of Unit Subscription Agreement, dated to be effective upon the closing of this offering, among the Registrant and MC Transmission Holdings, Inc.

10.45	—

Form of Release Agreement, dated to be effective upon the closing of this offering, among the

Registrant, InfraREIT, L.L.C., InfraREIT Partners, LP (which will become a subsidiary of the Registrant), Hunt Transmission Services, L.L.C., Marubeni Corporation, John Hancock Life Insurance Company (U.S.A.), OpTrust Infrastructure N.A. Inc., OpTrust N.A. Holdings Trust and Teachers Insurance and Annuity Association of America

Number	Description

10.46**	—	Promissory Note, dated November 20, 2014, between InfraREIT, Inc. and Hunt Consolidated, Inc.

10.47**	—	InfraREIT, Inc. 2015 Equity Incentive Plan

10.48*	—	Form of InfraREIT, Inc. Restricted Stock Unit Agreement

10.49*	—	Form of InfraREIT Partners, LP LTIP Unit Award Agreement

10.50	—	Form of InfraREIT, Inc. 2015 Non-Qualified Employee Stock Purchase Plan

21.1**	—	List of Subsidiaries of the Registrant

23.1**	—	Consent of KPMG LLP

23.2**	—	Consent of Ernst & Young LLP

23.3*	—	Consent of Venable LLP (contained in Exhibit 5.1)

23.4*	—	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1)

24.1**	—	Powers of Attorney (included on the signature page of the initial filing of the Registration Statement)

*	To be filed by amendment.
**	Previously filed.